                                                                      Exhibit 21

                             TERRA INDUSTRIES INC.
                   MAJORITY AND PARTIALLY OWNED SUBSIDIARIES
                               February 17, 1997


                                                     Percentage                  Percentage
Name of Company                                      Held by TRA                 Held by Sub               Jurisdiction
---------------                                      -----------                 -----------               ------------
I.   El Rancho Rock & Sand, Inc.                     100.0                                                 California

II.  Hudson Bay Gold Inc.                            100.0                                                 Canada
     which owns
     A. Mingold Resources Inc. /1/                                                50.0                     Canada

III. Inspiration Coal Inc.                           100.0                                                 Delaware

IV.  Inspiration Coal Development Company            100.0                                                 Delaware
     which owns
     A. Ashland Mining Corporation                                               100.0                     W. Virginia
     B. Briarwood Mining Inc.                                                    100.0                     Virginia
     C. Plateau Fuels, Inc.                                                      100.0                     Kentucky
     D. Southern Floyd Coal, Inc.                                                100.0                     Kentucky

V.   Inspiration Consolidated Copper Company         100.0                                                 Maine
     which owns
     A. Black Pine Mining Company                                                100.0                     Montana
     B. Inspiration Development Company                                          100.0                     Delaware

VI.  Inspiration Gold Incorporated                   100.0                                                 Delaware

VII. Terra Capital Holdings, Inc.                    100.0                                                 Delaware
     which owns
     A. Terra Capital, Inc.                                                      100.0                     Delaware
      which owns
      1. Terra Methanol Corporation                                              100.0                     Delaware
      2. Terra International, Inc.                                               100.0                     Delaware
         which owns
         a. Farmbelt Chemicals, Inc.                                             100.0                     Delaware
         b. Farmers Agricultural Credit Corporation                              100.0                     Iowa
         c. Northern Agricultural Credit Corporation                             100.0                     Minnesota

------------------------------
/1/ 50% of Special Voting Preference Shares held by Hudson Bay Gold. Western Gold Exploration and Mining Co., Limited owns 100% of Limited Voting Common Shares and 100% of Non-Voting Preference Shares.

                             TERRA INDUSTRIES INC.
                   MAJORITY AND PARTIALLY OWNED SUBSIDIARIES
                               February 17, 1997

                                                    Percentage                   Percentage
Name of Company                                     Held by TRA                  Held by Sub               Jurisdiction
---------------                                     -----------                  -----------               ------------
 A. Terra Capital, Inc. (continued)
    2.  Terra International, Inc. (continued)
        d.  Terra International (Oklahoma) Inc.                                  100.0                     Delaware
        e.  Terra Real Estate Corporation                                        100.0                     Iowa
        f.  Terra Real Estate Development
             Corporation                                                         100.0                     Iowa
        g.  Terra Express, Inc.                                                  100.0                     Delaware
        h.  Terra International (Canada) Inc.                                    100.0                     Ontario, Canada
            which owns
            1.  Belmont Farm Supply Inc.                                          50.0                     Federal
            2.  Bluewater Agromart Limited                                        50.0                     Ontario
            3.  Brussels Agomart Ltd.                                             50.0                     Ontario
            4.  Cardinal Farm Supply Limited                                      50.0                     Ontario
            5.  Fingal Farm Supply Limited                                        50.0                     Ontario
            6.  Grand Falls Agromart Ltd.                                         50.0                     Federal
            7.  Hartland Agromart Ltd.                                            50.0                     Federal
            8.  Harvex Agromart Inc.                                              50.0                     Ontario
            9.  Hoegy's Farm Supply Limited                                       50.0                     Ontario
            10. Lakeside Grain & Feed Limited                                     50.0                     Ontario
            11. Macroblend Limited                                                50.0                     Ontario
            12. Maple Farm Supply Limited                                         50.0                     Ontario
            13. Max Underhill's Farm Supply Limited                               50.0                     Ontario
            14. Munro Agromart Ltd.                                               50.0                     Ontario
            15. Oakwood Agromart Ltd.                                             50.0                     Ontario
            16. Oxford Agropro Ltd.                                               50.0                     Ontario
            17. Scotland Agromart Ltd.                                            50.0                     Ontario
            18. Setterington's Fertilzer Service                                  50.0                     Ontario
                 Limited
            19. Sprucedale Agromart Limited                                       50.0                     Ontario
            20. Tri-County Agromart Ltd.                                          50.0                     Ontario
        i.  Royster-Clark, Inc.                                                   34.14                    Delaware
        j.  Port Neal Holdings Corp./2/                                          100.0                     Delaware
            which owns
            1.  Port Neal Corporation                                            100.0                     Delaware

-----------------------------
/2/ An outside investor has a 25% voting interest represented by 1,000,000 shares of Cumulative Variable Rate Voting Preferred Stock.

                             TERRA INDUSTRIES INC.
                   MAJORITY AND PARTIALLY OWNED SUBSIDIARIES
                               February 17, 1997

       3. BMC Holdings, Inc.                                                     100.0                     Delaware
          which owns
           a.  Beaumont Methanol, Limited
               Partnership/3/                                                     99.0                     Delaware

       4. Terra Nitrogen Corporation                                             100.0                     Delaware
          which owns
          a.  Terra Nitrogen Company, L.P./4/                                     65.0                     Delaware
              which owns
              1.  Terra Nitrogen, Limited
                   Partnership/5/                                                 99.0                     Delaware

        5. Terra Capital Funding LLC/6/                                           99.0                     Delaware
           a.  Terra Funding Corporation/7/                                      100.0                     Delaware

VIII. Western Gold Exploration and Mining Company,
      Limited Partnership                                                         50.0                     Delaware
      which owns
      A.  West Gold Placer, Inc.                                                 100.0                     Delaware
      B.  No. 136 Sail View Ventures Ltd.                                        100.0                     British Col.
          which owns
         1.  Coastech Research Inc.                                               50.3                     British Col.

------------------------------
/3/  Terra Methanol Corporation is 1% General Partner.
/4/ Terra Nitrogen Corporation's interest includes 1.0101% as General Partner. /5/ Terra Nitrogen Corporation is 1% General Partner.
/6/  Terra Capital Holdings, Inc. has a 1% interest.
/7/ An outside investor owns one share of Class SV Preferred Shares with limited voting rights.